Exhibit 99.1

News Release

Ashland reports preliminary financial results for second quarter of fiscal 2020 consistent with previous update

•	Sales of $610 million, down 9% versus prior-year quarter
•	Net loss of $582 million, or -$9.61 per diluted share
•	Loss from continuing operations of $575 million, or -$9.48 per diluted share
•	Adjusted income from continuing operations of $52 million, or $0.84 per diluted share
•	Adjusted income from continuing operations excluding intangibles amortization expense of $69 million, or $1.12 per diluted share
•	Adjusted EBITDA of $142 million

WILMINGTON, Del., May 5, 2020 – Ashland Global Holdings Inc. (NYSE: ASH) today announced preliminary1 financial results for the second quarter of fiscal 2020 ended March 31, 2020. The global specialty materials company serves customers in a wide range of consumer and industrial markets.

As expected, the Ashland portfolio performed well during the quarter, despite the global macroeconomic uncertainty brought on by the COVID-19 pandemic. Sales were $610 million, down 9 percent versus the prior-year quarter, with the legacy Pharmachem business and previously communicated prior-year business losses in oral care representing approximately half of this decline. Unfavorable foreign currency contributed an additional one percent to the decline. Net loss was $582 million compared to net income of $76 million in the prior-year quarter, driven primarily by the previously-disclosed non-cash goodwill impairment charge following the business unit realignment that occurred during the quarter. Loss from continuing operations was $575 million compared to income of $45 million in the prior-year quarter, or -$9.48 per diluted share compared to income of $0.71 in the prior-year quarter. Adjusted income from continuing operations was $52 million, consistent with the prior-year quarter, or $0.84 per diluted share, up from $0.83 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $69 million, consistent with the prior-year quarter, or $1.12 per diluted share, up from $1.08 in the prior-year quarter. Adjusted EBITDA was $142 million, consistent with the prior-year quarter, as the impact of lower sales was offset by lower operating expense.

“Results in the second quarter were consistent with the update we issued on April 16,” said Guillermo Novo, chairman and chief executive officer, Ashland. “I am pleased with the leadership demonstrated by our teams and the continued progress we have made transforming the company, particularly in light of the challenges that arose from the COVID-19 pandemic. Many of the important end markets we serve are demonstrating their resilience despite the global-economic uncertainly.”

“The majority of the portfolio continues to perform well. We expect Consumer Specialties and certain end markets within Industrial Specialties to demonstrate continued relative strength in the second half of the year as we are a critical technology and solutions provider to our customers in these key end markets,” added Novo. “While increased global uncertainty is expected to impact demand in more industrial-focused businesses, we are confident that our continued self-help actions will offset many of these temporary demand dynamics. We are excited about the rapid progress we have made advancing our strategy and transforming the company. I want to thank everyone at Ashland for their dedication and leadership during these dynamic times. I look forward to sharing additional thoughts on our plans and the progress we have made during the conference call with securities analysts tomorrow morning.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 4, free cash flow and adjusted operating income are reconciled in Table 6, and adjusted income from continuing operations adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Consumer Specialties

Sales were $343 million, down 9 percent from the prior-year quarter, with the legacy Pharmachem business and previously communicated prior-year business losses in oral care representing approximately 6 percentage points of the decline. Unfavorable foreign currency also reduced sales by an additional 1 percent. Excluding these items, the Life Sciences and Personal Care & Household business units performed well during the quarter, demonstrating the important market positions Ashland holds in end markets that are performing well in spite of the weak overall economy.

Operating loss was $300 million, compared to income of $58 million in the prior-year quarter, due primarily to the goodwill impairment charge within Personal Care & Household. Adjusted EBITDA was $91 million, down 1 percent from the prior-year quarter, as lower sales volumes and unfavorable foreign currency were nearly offset by favorable price/mix and lower operating costs.

Industrial Specialties

Sales were $240 million, down 7 percent from the prior-year quarter, due primarily to lower demand in certain industrial end markets and reduced pricing partially reflecting lower raw-material costs. Unfavorable foreign currency also reduced sales by 1 percent.

Operating loss was $145 million, compared to income of $15 million in the prior-year quarter, due primarily to the goodwill impairment charge within Specialty Additives. Adjusted EBITDA was $53 million, down 10 percent from the prior-year quarter, driven by lower volume and unfavorable fixed-cost absorption, partially offset by favorable price/mix in both Performance Adhesives and Specialty Additives.

Intermediates & Solvents

Sales were $37 million, down 16 percent from the prior-year quarter, due primarily to lower pricing and lower intercompany volume reflecting inventory-management initiatives within Consumer Specialties. Volumes of derivatives sold to third-party customers grew by approximately 1 percent compared to the prior year.

Operating loss was $2 million, down from income of $9 million in the prior-year quarter. Adjusted EBITDA was $5 million, down from $12 million in the prior-year quarter, due primarily to unfavorable price/mix and operating costs.

Unallocated & Other

Unallocated and Other expense was $21 million, compared to $38 million in the prior-year quarter, primarily due to lower restructuring-related expenses and the elimination of stranded costs. Adjusted Unallocated and Other expense was $7 million, compared to $21 million in the prior-year quarter, primarily due to the benefits of cost reductions achieved during the previous fiscal year.

Outlook

Chairman and CEO Guillermo Novo will provide commentary on the outlook for Ashland during the conference call with securities analysts on Wednesday, May 6, 2020.

Conference Call Webcast

Ashland will host a live webcast of its second-quarter conference call with securities analysts at 10:00 a.m. ET Wednesday, May 6, 2020. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believe this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 4,700 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 258-5549
samrozek@ashland.com	ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Six months ended
	March 31		March 31
	2020	2019	2020	2019

Sales	$610	$667	$1,143	$1,243
Cost of sales	413	469	793	893
GROSS PROFIT	197	198	350	350
Selling, general and administrative expense	103	115	202	236
Research and development expense	18	17	34	34
Intangibles amortization expense	21	21	42	43
Equity and other income (loss)	7	(1)	7	-
Goodwill impairment	530	-	530	-
OPERATING INCOME (LOSS)	(468)	44	(451)	37
Net interest and other expense (income)	117	(3)	127	52
Other net periodic benefit income (loss)	-	(1)	-	17
Net gain (loss) on divestitures	-	-	3	(3)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(585)	46	(575)	(1)
Income tax expense (benefit)	(10)	1	(34)	25
INCOME (LOSS) FROM CONTINUING OPERATIONS	(575)	45	(541)	(26)
Income (loss) from discontinued operations (net of income taxes)	(7)	31	(9)	54
NET INCOME (LOSS)	$(582)	$76	$(550)	$28

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$(9.48)	$0.71	$(8.93)	$(0.41)
Income (loss) from discontinued operations	(0.13)	0.48	(0.15)	0.86
Net income (loss)	$(9.61)	$1.19	$(9.08)	$0.45

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	61	64	61	63

SALES
Life Sciences	184	196	340	366
Personal Care and Household	159	183	296	337
Consumer Specialties	343	379	636	703
Specialty Additives	155	169	294	316
Performance Adhesives	85	89	159	171
Industrial Specialties	240	258	453	487
Intermediates & Solvents	37	44	64	77
Intersegment Sales	(10)	(14)	(10)	(24)
	$610	$667	$1,143	$1,243

OPERATING INCOME (LOSS)
Life Sciences	36	33	58	56
Personal Care and Household	(336)	25	(326)	42
Consumer Specialties	(300)	58	(268)	98
Specialty Additives	(161)	(2)	(152)	(24)
Performance Adhesives	16	17	27	26
Industrial Specialties	(145)	15	(125)	2
Intermediates & Solvents	(2)	9	(14)	11
Unallocated and other	(21)	(38)	(44)	(74)
	$(468)	$44	$(451)	$37

(a)

As a result of the loss from continuing operations for the three and six months ending March 31, 2020 and six months ending March 31, 2019, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with U.S. GAAP, these shares have been excluded from the diluted earnings per share calculation for the applicable periods.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	March 31	September 30
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$353	$232
Accounts receivable	498	481
Inventories	611	597
Other assets	119	64
Held for sale	64	59
Total current assets	1,645	1,433

Noncurrent assets
Property, plant and equipment
Cost	3,172	3,165
Accumulated depreciation	1,608	1,588
Net property, plant and equipment	1,564	1,577

Goodwill	1,723	2,253
Intangibles	1,044	1,088
Operating lease assets, net	144	-
Restricted investments	277	310
Asbestos insurance receivable	145	157
Deferred income taxes	24	23
Other assets	402	410
Total noncurrent assets	5,323	5,818

Total assets	$6,968	$7,251

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$471	$166
Trade and other payables	255	313
Accrued expenses and other liabilities	218	271
Current operating lease obligations	23	-
Held for sale	5	7
Total current liabilities	972	757

Noncurrent liabilities
Long-term debt	1,535	1,501
Asbestos litigation reserve	530	555
Deferred income taxes	250	264
Employee benefit obligations	151	150
Operating lease obligations	131	-
Other liabilities	416	453
Total noncurrent liabilities	3,013	2,923

Stockholders' equity	2,983	3,571

Total liabilities and stockholders' equity	$6,968	$7,251

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Six months ended
	March 31		March 31
	2020	2019	2020	2019
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$(582)	$76	$(550)	$28
Income (loss) from discontinued operations (net of taxes)	7	(31)	9	(54)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	61	82	122	163
Original issue discount and debt issuance cost amortization	10	2	12	4
Deferred income taxes	(16)	(1)	(28)	2
Stock based compensation expense	4	6	8	13
Excess tax benefit on stock based compensation	1	1	1	2
Loss on early retirement of debt	59	-	59	-
(Income) loss from restricted investments	29	(30)	16	(2)
Net (income) loss on divestitures	-	-	-	3
Impairments	530	5	530	5
Pension contributions	(2)	(2)	(3)	(3)
Loss (gain) on pension and other postretirement plan remeasurements	-	-	-	(18)
Change in operating assets and liabilities (a)	(54)	(93)	(163)	(137)
Total cash flows provided by operating activities from continuing operations	47	15	13	6
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(37)	(37)	(66)	(70)
Proceeds from disposal of property, plant and equipment	-	-	-	4
Purchase of operations - net of cash acquired	-	(1)	-	(1)
Net purchase of funds restricted for specific transactions	(1)	-	(2)	(2)
Reimbursements from restricted investments	9	12	19	20
Proceeds from sale of securities	6	156	10	156
Purchases of securities	(6)	(156)	(10)	(156)
Proceeds from the settlement of derivative instruments	-	1	-	2
Payments for the settlement of derivative instruments	-	-	-	(2)
Total cash flows used by investing activities from continuing operations	(29)	(25)	(49)	(49)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	804	-	804	-
Repayment of long-term debt	(767)	(7)	(767)	(8)
Proceeds from (repayment of) short-term debt	292	37	306	11
Premium on long-term debt repayment	(59)	-	(59)	-
Debt issuance costs	(11)	-	(11)	-
Cash dividends paid	(17)	(15)	(33)	(31)
Stock based compensation employee withholding taxes paid in cash	(1)	(1)	(6)	(8)
Total cash flows provided (used) by financing activities from continuing operations	241	14	234	(36)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	259	4	198	(79)
Cash provided (used) by discontinued operations
Operating cash flows	(62)	17	(79)	(41)
Investing cash flows	(1)	(6)	1	(8)
Effect of currency exchange rate changes on cash and cash equivalents	-	-	1	(2)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	196	15	121	(130)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	157	149	232	294
CASH AND CASH EQUIVALENTS - END OF PERIOD	$353	$164	$353	$164

DEPRECIATION AND AMORTIZATION
Life Sciences	15	15	30	30
Personal Care and Household	19	19	38	39
Consumer Specialties	34	34	68	69
Specialty Additives	20	39	40	78
Performance Adhesives	4	4	7	7
Industrial Specialties	24	43	47	85
Intermediates & Solvents	3	3	7	6
Unallocated and other	-	2	-	3
	$61	$82	$122	$163
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	March 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2020	2019
Net income (loss)	$(582)	$76
Income tax expense (benefit)	(10)	1
Net interest and other expense	117	(3)
Depreciation and amortization (a)	61	62
EBITDA	(414)	136
Income (loss) from discontinued operations (net of taxes)	7	(31)
Operating key items (see Table 5)	549	37
Adjusted EBITDA	$142	$142

Life Sciences
Operating income	$36	$33
Add:
Depreciation and amortization	15	15
Operating key items (see Table 5)	1	-
Adjusted EBITDA	$52	$48

Personal Care and Household
Operating income	$(336)	$25
Add:
Depreciation and amortization	19	19
Operating key items (see Table 5)	356	-
Adjusted EBITDA	$39	$44

Adjusted EBITDA - Consumer Specialties Total
Operating income	$(300)	$58
Add:
Depreciation and amortization	34	34
Operating key items (see Table 5)	357	-
Adjusted EBITDA	$91	$92

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4 (Continued)

	Three months ended
	March 31
	2020	2019
Specialty Additives
Operating income	$(161)	$(2)
Add:
Depreciation and amortization (a)	20	20
Operating key items (see Table 5)	174	20
Adjusted EBITDA	$33	$38

Performance Adhesives
Operating income	$16	$17
Add:
Depreciation and amortization	4	4
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$20	$21

Adjusted EBITDA - Industrial Specialties Total
Operating income	$(145)	$15
Add:
Depreciation and amortization (a)	24	24
Operating key items (see Table 5)	174	20
Adjusted EBITDA	$53	$59

Adjusted EBITDA - Intermediates and Solvents
Operating income	$(2)	$9
Add:
Depreciation and amortization	3	3
Operating key items (see Table 5)	4	-
Adjusted EBITDA	$5	$12

(a)

Depreciation and amortization excludes accelerated depreciation of $19 million for Specialty Additives for the three months ended March 31, 2019 and $1 million for Unallocated and other for the three months ended March 31, 2019, which are included as key items within this table.

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended March 31, 2020
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$(1)	$-	$(1)	$-	$-	$-	$-	$(14)	$(15)
Goodwill impairment	-	(356)	(356)	(174)	-	(174)	-	-	(530)
Inventory adjustment	-	-	-	-	-	-	(4)	-	(4)
All other operating income (loss)	37	20	57	13	16	29	2	(7)	81
Operating income (loss)	36	(336)	(300)	(161)	16	(145)	(2)	(21)	(468)

NET INTEREST AND OTHER EXPENSE
Key items								99	99
All other net interest and other expense								18	18
								117	117
INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								(21)	(21)
Tax specific key items (b)								-	-
All other income tax expense (benefit)								11	11
								(10)	(10)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$36	$(336)	$(300)	$(161)	$16	$(145)	$(2)	$(128)	$(575)

	Three Months Ended March 31, 2019
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$(20)	$-	$(20)	$-	$(12)	$(32)
Proxy Costs	-	-	-	-	-	-	-	(5)	(5)
All other operating income (loss)	33	25	58	18	17	35	9	(21)	81
Operating income (loss)	33	25	58	(2)	17	15	9	(38)	44

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items								(27)	(27)
All other net interest and other expense (income)								24	24

OTHER NET PERIODIC BENEFIT INCOME (COSTS)
All other net periodic benefit income (costs)								(1)	(1)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								2	2
Tax specific key items (b)								(5)	(5)
All other income tax expense (benefit)								4	4
								1	1
INCOME (LOSS) FROM CONTINUING OPERATIONS	$33	$25	$58	$(2)	$17	$15	$9	$(37)	$45

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries Table 6 RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
Free cash flows (a)	2020	2019	2020	2019
Total cash flows used by operating activities from continuing operations	$47	$15	$13	$6
Adjustments:
Additions to property, plant and equipment	(37)	(37)	(66)	(70)
Free cash flows (a)	$10	$(22)	$(53)	$(64)

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).

	Three months ended		Six months ended
	March 31		March 31
Adjusted operating income (loss)	2020	2019	2020	2019
Operating income (loss) (as reported)	$(468)	$44	$(451)	$37
Key items, before tax:
Restructuring, separation and other costs	15	32	22	77
Proxy costs	-	5	-	5
Goodwill impairment	530	-	530	-
Inventory adjustment	4	-	4	-
Adjusted operating income (non-GAAP)	$81	$81	$105	$119

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2020	2019	2020	2019
Income (loss) from continuing operations (as reported)	$(575)	$45	$(541)	$(26)
Key items, before tax:
Restructuring, separation and other costs	15	32	22	77
Proxy costs	-	5	-	5
Gain on pension and other postretirement plan remeasurements	-	-	-	(18)
Unrealized (gain) loss on securities	32	(27)	23	3
Goodwill impairment	530	-	530	-
Inventory adjustment	4	-	4	-
Accelerated amortization of debt issuance costs	8	-	8	-
Loss on early retirement of debt	59	-	59	-
Net loss on acquisitions and divestitures	-	-	-	3
Key items, before tax	648	10	646	70
Tax effect of key items (a)	(21)	2	(20)	(5)
Key items, after tax	627	12	626	65
Tax specific key items:
Deferred tax rate changes	-	-	-	2
One-time transition tax	-	-	-	22
Restructuring and separation activity	-	(2)	-	(1)
Other tax reform related activity	-	(3)	(25)	-
Tax specific key items (b)	-	(5)	(25)	23
Total key items	627	7	601	88
Adjusted income from continuing operations (non-GAAP)	$52	$52	$60	$62
Amortization expense adjustment (net of tax) (c)	17	17	34	34
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$69	$69	$94	$96

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Deferred tax rate changes: Includes the impact from the remeasurement of Ashland’s domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) as well as the impact from rate changes for other jurisdictions.

-	One-time transition tax: Includes the one-time transition tax expense resulting from the enactment of the Tax Act.
-	Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.
-

Restructuring and separation activity:  Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2019 and 2020.

(c)    Amortization expense adjustment (net of tax) tax rates were 20% for the three and six months ended March 31, 2020 and 25% for the three and six months ended March 31, 2019.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2020	2019	2020	2019
Diluted EPS from continuing operations (as reported)	$(9.48)	$0.71	$(8.93)	$(0.41)
Key items, before tax:
Restructuring, separation and other costs	0.23	0.50	0.35	1.21
Proxy costs	-	0.08	-	0.08
Gain on pension and other postretirement plan remeasurements	-	-	-	(0.29)
Unrealized (gain) loss on securities	0.53	(0.42)	0.38	0.05
Goodwill impairment	8.75	-	8.75	-
Inventory adjustment	0.06	-	0.06	-
Accelerated amortization of debt issuance costs	0.13	-	0.13	-
Debt refinancing costs	0.97	-	0.97	-
Net loss on acquisitions and divestitures	-	-	-	0.05
Key items, before tax	10.67	0.16	10.64	1.10
Tax effect of key items (a)	(0.35)	0.04	(0.33)	(0.08)
Key items, after tax	10.32	0.20	10.31	1.02
Tax specific key items:
Deferred tax rate changes	-	-	-	0.03
One-time transition tax	-	-	-	0.35
Restructuring and separation activity	-	(0.03)	-	(0.02)
Other tax reform related activity	-	(0.05)	(0.41)	-
Tax specific key items (b)	-	(0.08)	(0.41)	0.36
Total key items	10.32	0.12	9.90	1.38
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.84	$0.83	$0.97	$0.97
Amortization expense adjustment (net of tax) (c)	0.28	0.25	0.56	0.51
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.12	$1.08	$1.53	$1.48

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Deferred tax rate changes: Includes the impact from the remeasurement of Ashland’s domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) as well as the impact from rate changes for other jurisdictions.

-	One-time transition tax: Includes the one-time transition tax expense resulting from the enactment of the Tax Act.
-	Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.
-

Restructuring and separation activity:  Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2019 and 2020.
(c)	Amortization expense adjustment (net of tax) tax rates were 20% for the three and six months ended March 31, 2020 and 25% for the three and six months ended March 31, 2019.